           As filed with the Securities and Exchange Commission on June 27, 1997
                                                       Registration No.333-05571
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO.1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                                     -----
                          THE SECURITIES ACT OF 1933
                          --------------------------

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       DELAWARE                                             77-0309372
----------------------------                       ----------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION       (I.R.S. EMPLOYER
      OR ORGANIZATION)                               IDENTIFICATION NO.)



                             2221 OLD OAKLAND ROAD
                          SAN JOSE, CALIFORNIA 95131
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                            1993 STOCK OPTION PLAN
                        1996 DIRECTOR STOCK OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                          (FULL TITLES OF THE PLANS)


                             VICTOR A. BATINOVICH
                              PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER
                             INTEGRATED PACKAGING
                             ASSEMBLY CORPORATION
                             2221 OLD OAKLAND ROAD
                          SAN JOSE, CALIFORNIA 95131
                                (408) 321-3600
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copy to:
                                   -------
                            JEFFREY D. SAPER, ESQ.
                          J. ROBERT SUFFOLETTA, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300


                        CALCULATION OF REGISTRATION FEE

=========================================================================
                                       PROPOSED   PROPOSED
                                       MAXIMUM    MAXIMUM
                          AMOUNT      OFFERING   AGGREGATE    AMOUNT OF
 TITLE OF SECURITIES TO    TO BE        PRICE    OFFERING   REGISTRATION
     BE REGISTERED       REGISTERED   PER SHARE    PRICE        FEE
------------------------------------------------------------------------
      See below.*            N/A*       N/A*       N/A*         N/A*
========================================================================

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-05571. Therefore, no further registration fee is required.

                   INTEGRATED PACKAGING ASSEMBLY CORPORATION

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE


     This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-05571) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act"), by Integrated Packaging Assembly Corporation, a Delaware corporation ("IPAC Delaware" or the "Company"), which is the successor to Integrated Packaging Assembly Corporation, a California corporation ("IPAC California"), following a statutory merger effective on June 19, 1997 (the "Merger") for the purpose of changing IPAC California's state of incorporation. Prior to the Merger, IPAC Delaware had no material assets or liabilities. In connection with the Merger, IPAC Delaware succeeded by operation of law to all of the assets and liabilities of IPAC California. The Merger was approved by the shareholders of IPAC California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Except as modified by this Amendment, IPAC Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Act and the Exchange Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     The contents of the Registration Statement are incorporated herein by reference. In addition, there are hereby incorporated by reference in this Amendment to the Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on June 27, 1997 pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Amendment to the Registration Statements, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

          Certain members of the Company's counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and investment partnerships in which such persons are partners, beneficially own 30,000 shares of the Company's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

          The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not Applicable.

Item 8.   EXHIBITS
          --------

            Exhibit Number                       Description
           -----------------       ------------------------------------------

               23.1                Consent of Independent Accountants.

Item 9.   UNDERTAKINGS
          ------------

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the registrant, Indemnification Agreements entered into between the registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Integrated Packaging Assembly Corporation, a corporation organized and existing under the laws of the State of Delaware, has duly caused this Post-Effective Amendment No.1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Jose, State of California, on this 27th of June, 1997.

                            INTEGRATED PACKAGING ASSEMBLY CORPORATION

                            By:  /s/ TONY LIN
                                 ---------------------------------------
                                 Tony Lin
                                 Vice President and Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date


                             Director, Chief Executive Officer     June 27, 1997
/s/ Victor A. Batinovich*    and President (Principal Executive
---------------------------  Officer)
Victor A. Batinovich

/s/ Tony Lin                 Chief Financial Officer (Principal    June 27, 1997
---------------------------  Financial and Accounting Officer)
Tony Lin

/s/ Philip R. Chapman*       Director                              June 27, 1997
---------------------------
Philip R. Chapman

/s/ Gill Cogan*              Director                              June 27, 1997
---------------------------
Gill Cogan

/s/ Paul Low*                Director                              June 27, 1997
---------------------------
Paul Low

/s/ Eric A. Young*           Director                              June 27, 1997
---------------------------
Eric A. Young

*By:  /s/ Tony Lin
      ---------------------
         Tony Lin
         Attorney-in-Fact